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                                                                    Exhibit 23.1
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                             Accountants' Consent
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The Board of Directors
TransMontaigne Oil Company:


We consent to the use of our report relating to the consolidated balance sheets of TransMontaigne Oil Company as of April 30, 1995 and 1994, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year ended April 30, 1995, seven months ended April 30, 1994 and years ended September 30, 1993 and 1992 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                       KPMG Peat Marwick LLP


Denver, Colorado
May 9, 1996